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                                                                     EXHIBIT 4.7

                                AMENDMENT NO. 2

    AMENDMENT NO. 2 dated as of May 31, 1995 (this "Amendment") to the Credit Agreement dated as of October 15, 1991, as amended by Amendment No. 1 dated as of March 31, 1994 (the "Credit Agreement") among AAR CORP., a Delaware corporation, the lenders listed on the signature pages of this Amendment and The First National Bank of Chicago, as agent for such lenders.

    The parties hereto wish to amend the Credit Agreement in certain respects and accordingly hereby agree as follows:

    1.   DEFINITIONS.   Unless  the context  otherwise requires,  all terms used
herein which are defined in the Credit Agreement shall have the meanings assigned to them therein.

    2. AMENDMENT. Effective upon the satisfaction of the conditions precedent set forth in Section 4 of this Amendment, Section 6.10 of the Credit Agreement shall be amended and restated in its entirety as follows:

        "6.10. RESTRICTED PAYMENTS. The Borrower will not, nor will it permit any Subsidiary to, make any Restricted Payments, which, together with all Restricted Payments made on or after June 1, 1995, would exceed an amount equal to the sum of (i) $25,000,000 plus (ii) 50% of Consolidated Net Income for the period commencing June 1, 1995 and extending to and including the last day of the fiscal year of the Borrower immediately preceding the date on which such Restricted Payment was made, said period to be taken as one accounting period, except that:

           (a) The Borrower may declare and pay dividends payable solely in stock of the Borrower of the same class as that on which such dividend is paid.

           (b) The Borrower may purchase, redeem or otherwise acquire or retire any class of its stock out of the proceeds of, or in exchange for, a substantially concurrent issue and sale of the same class of such stock in addition to that now issued and outstanding.

           (c) Any Subsidiary may declare and pay dividends to the Borrower."

    3. REPRESENTATIONS AND WARRANTIES. The Borrower hereby confirms, reaffirms and restates as of the date hereof the representations and warranties set forth in Article V of the Credit Agreement, provided that such representations and warranties shall be and hereby are amended as follows: each reference therein to "this Agreement", including, without limitation, such a reference included in the term "Loan Documents", shall be deemed to be a collective reference to the Credit Agreement, this Amendment and the Credit Agreement as amended by this Amendment. A Default under and as defined in the Credit Agreement as amended by this Amendment shall be deemed to have occurred if any representation or warranty made pursuant to the foregoing sentence of this Section 3 shall be materially false as of the date on which made.

    4. CONDITIONS PRECEDENT. This Amendment and the amendment to the Credit Agreement provided for herein shall become effective as of the date hereof when this Amendment shall have been duly executed and delivered by the Agent and the Borrower on one counterpart and Lenders constituting the Required Lenders shall have signed a counterpart or counterparts hereof and notified the Agent by telex or telephone that such action has been taken and that such executed counterpart or counterparts will be mailed or otherwise delivered to the Agent.

    5. EFFECT ON THE EXISTING AGREEMENT. Except as expressly amended hereby, all of the representations, warranties, terms, covenants and conditions of the Credit Agreement and the other Loan Documents (a) shall remain unaltered, (b) shall continue to be, and shall remain, in full force and effect in accordance with their respective terms, and (c) are hereby ratified and confirmed in all respects. Upon the effectiveness of this Amendment, all references in the Credit
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Agreement  (including  references in  the Credit  Agreement  as amended  by this
Amendment) to "this Agreement" (and all indirect references such as "hereby", "herein", "hereof" and "hereunder") shall be deemed to be references to the Credit Agreement as amended by this Amendment.

    6. EXPENSES. The Borrower shall reimburse the Agent for any and all reasonable costs, internal charges and out-of-pocket expenses (including attorneys' fees and time charges of attorneys for the Agent, which attorneys may be employees of the Agent) paid or incurred by the Agent in connection with the preparation, review, execution and delivery of this Amendment.

    7. ENTIRE AGREEMENT. This Amendment, the Credit Agreement as amended by this Amendment and the other Loan Documents embody the entire agreement and understanding between the parties hereto and supersede any and all prior agreements and understandings between the parties hereto relating to the subject matter hereof.

    8. GOVERNING LAW. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF ILLINOIS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO A NATIONAL BANKING ASSOCIATION LOCATED IN THE STATE OF ILLINOIS.

    9. COUNTERPARTS. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Amendment by signing any such counterpart.

    IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

                                        AAR Corp.

                                        By       /s/ Timothy J. Romenesko
                                        ----------------------------------------

                                        Title: Vice President
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                                        THE FIRST NATIONAL BANK OF CHICAGO,
                                         individually and as Agent

                                        By            /s/ Karen Kizer
                                        ----------------------------------------

                                        Title: Senior Vice President
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